UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of Report (date of earliest event reported): August 13, 2019

Merit Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan,	Utah	84095
(Address of principal executive offices)		(Zip Code)

(801) 253-1600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MMSI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2019, the Board of Directors (the “Board”) of Merit Medical Systems, Inc. (the “Company”) increased the number of directors of the Company from nine to ten. The Board then extended an invitation to Lynne N. Ward to serve as a director of the Company, filling the vacancy on the Board created by the increase. On August 13, 2019, Ms. Ward accepted the appointment to serve as a director of the Company. The Board has not determined the committees of the Board on which Ms. Ward will be designated for service.

During her service as a director of the Company, Ms. Ward will be entitled to receive annual directors fees consistent with the Company’s then-current director compensation practices. For the period commencing upon the effective date of her appointment as a director and continuing through the next annual meeting of the Company’s shareholders, Ms. Ward will be entitled to receive a pro-rated portion of the annual directors fee, which is currently equal to $80,000. Ms. Ward will also be eligible to participate as a non-employee director in the Company’s benefit plans, consistent with the Company's non-employee director compensation practices.

In addition, the Company intends to enter into an indemnification agreement with Ms. Ward (the “Indemnification Agreement”), pursuant to which the Company will, subject to certain exceptions, indemnify Ms. Ward to the fullest extent permitted by applicable law against expenses incurred by Ms. Ward in connection with any claim which she is, or is threatened to be made, a party to by reason of her status as a director of the Company.

Ms. Ward, age 61, is currently serving as the Executive Director of my529 (formerly Utah Educational Savings Plan), a Utah state-run college savings plan offering municipal fund securities, a position she has held since 2004. Prior to her appointment with my529, Mr. Ward served as Deputy Chief of Staff to former Utah Governor Olene S. Walker and Director of the Governor’s Office of Planning and Budget under former Utah Governor Michael O. Leavitt. The Board believes Ms. Ward possesses specific attributes that qualify her to serve as a director of the Company, including her years of experience in strategy, business execution and organizational leadership, as well as her oversight of financial and accounting practices.

There are no related party transactions involving Ms. Ward that would require disclosure pursuant to S-K Item 404(a). Further, there are no arrangements or understandings between Ms. Ward and any other persons pursuant to which she was selected as a director of the Company. Ms. Ward will serve as a director until the next annual meeting of the Company’s shareholders, at which time her continued service as a director of the Company will be subject to nomination and shareholder approval.

Item 7.01 Regulation FD Disclosure.
On August 19, 2019, the Company issued a press release, entitled “Merit Medical Announces Appointment of Lynne N. Ward to its Board of Directors” reporting the appointment of Ms. Ward as a director of the Company, a copy of which is filed as Exhibit 99.1 to this Current Report.
The information contained in this Item 7.01 and in the attached Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not deemed incorporated by reference by any general statements incorporating by reference this Current Report or future filings into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the information by reference. By filing this Current Report and furnishing this information, the Company makes no admission or statement as to the materiality of any information in this Current Report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.   Financial Statements and Exhibits.

(d)            Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release issued by Merit Medical Systems, Inc., dated August 19, 2019, entitled “Merit Medical Announces Appointment of Lynne N. Ward to Its Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: August 19, 2019	By:	/s/ Brian G. Lloyd
Brian G. Lloyd
Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release issued by Merit Medical Systems, Inc., dated August 19, 2019, entitled “Merit Medical Announces Appointment of Lynne N. Ward to Its Board of Directors.

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